Exhibit 10.4

Execution Version

TRANSFER AND JOINDER AGREEMENT

THIS TRANSFER AND JOINDER AGREEMENT (this “Agreement”), dated as of September 4, 2012, is executed by Galaxy Acquisition LLC, a Delaware limited liability company (“Galaxy”), Walker & Dunlop, Inc., a Maryland corporation (“Parent”), CW Financial Services LLC, a Delaware limited liability company (“Seller”).

RECITALS

A.                                   Reference is made to the Purchase Agreement dated as of June 7, 2012 (the “Purchase Agreement”) among Seller, Parent, Walker & Dunlop, LLC, a Delaware limited liability company, and CWCapital LLC, a Massachusetts limited liability company (the “Company”).  Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Purchase Agreement.

B.                                     Seller is an indirect, wholly-owned subsidiary of Galaxy.  Seller wishes to cause all the Stock Consideration received by Seller at the Closing to be transferred to Galaxy immediately following the Closing (the “Transfer”), and in connection with the Transfer, each of Seller and Galaxy is hereby seeking the consent of Parent to effect the Transfer on the Closing Date, subject to the terms and condition of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                       Transfer.

(a)                                  Effective immediately following the issuance of the Stock Consideration by Parent to Seller (the “Effective Time”), Seller hereby assigns, transfers and delivers to Galaxy all of Seller’s right, title and interest to the Stock Consideration, and Galaxy hereby accepts the foregoing assignment, transfer and delivery of the Stock Consideration.  Parent hereby consents to the Transfer, and Parent will reflect, and cause its transfer agent to reflect, the Transfer on the books and records of Parent.  For the avoidance of doubt, nothing herein or by virtue of the Transfer shall be deemed to relieve Seller of its liabilities and obligations (including any indemnification liabilities and obligations) under the Purchase Agreement.

(b)                                 As a condition to any sale or other transfer of any shares of Stock Consideration by Galaxy to any affiliate (as such term is defined in Rule 405 under the Securities Act) of Galaxy (each a “Subsequent Transferee”), and any further and successive sales or transfers thereof by a Subsequent Transferee to any other Subsequent Transferee, the transferor and the applicable Subsequent Transferee of such shares shall enter into a transfer and joinder with the Parent substantially in the form of this Agreement.

2.                                       Joinder to the Closing Agreement.  As of the Effective Time, solely with respect to its rights and obligations expressly resulting from ownership of the Stock Consideration,

Galaxy hereby agrees to become bound by the obligations of Sections 4.3, 5.1 and 6.1 of the Closing Agreement.  For the avoidance of doubt, the foregoing joinder shall not apply to Sections 4.1 and 4.2 of the Closing Agreement.

3.                                       Assignment and Joinder to the Registration Rights Agreement.  As of the Effective Time, (i) Seller hereby assigns all of Seller’s rights and obligations under the Registration Rights Agreement to Galaxy, and Galaxy hereby accepts the foregoing assignment, and (ii) Galaxy hereby agrees to be bound by all of the provisions of the Registration Rights Agreement applicable to a Holder (as defined in the Registration Rights Agreement).

4.                                       Assignment and Joinder to the Side Letter.  Reference is made to the letter agreement dated as of June 7, 2012 among Seller, Column Guaranteed LLC, Parent and the other holders of Parent Common Stock that are parties thereto (the “Side Letter”). As of the Effective Time, (i) Seller hereby assigns all of Seller’s rights and obligations under the Side Letter to Galaxy, and Galaxy hereby accepts the foregoing assignment, and (ii) Galaxy hereby agrees to be bound by all of the provisions of the Side Letter applicable to Seller.

5.                                       Accredited Investor Status, etc.  Galaxy represents and warrants that (a) it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (b) the Stock Consideration is being acquired by Galaxy pursuant to the Transfer for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Stock Consideration in violation of the Securities Act.

6.                                       General.

(a)                                  For purposes of the Closing Agreement, the Registration Rights Agreement and the Side Letter, the address of Galaxy shall be c/o Fortress Investment Group, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105; provided, however, that Galaxy shall have the right to change its address for notices in the manner set forth in the Closing Agreement, the Registration Rights Agreement and the Side Letter, respectively.

(b)                                 This Agreement constitutes the entire understanding with respect to the subject matter hereof and supersede all prior and current understandings and agreements, whether written or oral.

(c)                                  To facilitate execution, this Agreement may be executed in as many counterparts as may be required, and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on such counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, or that the signature of the persons required to bind any party, appear on one or more of the counterparts.  All counterparts shall collectively constitute a single agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

(d)                                 Each party shall bear its own expenses in connection with the preparation, execution and delivery of this Agreement.

(e)                                  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another state otherwise to govern this Agreement.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

GALAXY ACQUISITION LLC

By:	/s/ Peter Smith
Name:	Peter Smith
Title:	Co-President

CW FINANCIAL SERVICES LLC

By:	/s/ Charles R. Spetka
Name:	Charles R. Spetka
Title:	Chief Executive Officer

WALKER & DUNLOP, INC.

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	Chairman, President and Chief Executive Officer

TRANSFER AND JOINDER AGREEMENT SIGNATURE PAGE